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                                                                    Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Quarterly Report of Retail Ventures, Inc. on Form 10-Q for the period ending November 1, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. McGrady, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                      /s/ James A. McGrady
                                      ------------------------------------------
                                      James A. McGrady
                                      Executive Vice President, Chief Financial
                                      Officer, Treasurer and Secretary of Retail
                                      Ventures, Inc.


December 12, 2003